FORM OF
                       ASSIGNMENT AND ASSUMPTION AGREEMENT
                       OF INVESTMENT MANAGEMENT AGREEMENT

                  This Assignment and Assumption Agreement is made as of by and between Franklin Templeton Asset Strategies, LLC ("FTAS, LLC"), a Delaware limited liability company, and Franklin Templeton Alternative Strategies, Inc. ("FTAS, Inc"), a Delaware corporation.

                  WHEREAS, FTAS, Inc. is a registered investment adviser pursuant to the Investment Advisers Act of 1940, as amended, which assumed the investment adviser registration of FTAS, LLC;

                  WHEREAS, FTAS LLC, provided the management services to Franklin Templeton Non-U.S. Core Equity Series, a series of Templeton Institutional Funds, Inc. (the "Company") pursuant to the Investment Management Agreement dated May 10, 2002 between FTAS, LLC and the Company (the "Agreement");

                  WHEREAS, FTAS, LLC reorganized into FTAS, Inc. and, therefore, FTAS, Inc. intends to assume FTAS, LLC's obligations under the Agreement; and

                  WHEREAS, the reorganization of FTAS, LLC with and into FTAS, Inc. does not result in a change of control or management, and thus does not constitute an "assignment" of the Agreement under the Investment Company Act of 1940, as amended.

                  NOW, THEREFORE, the parties hereto agree as follows:

                  1. The Agreement previously in effect between the Company and FTAS, LLC is hereby assumed in its entirety by FTAS, Inc., except that all references to FTAS, LLC shall be replaced with references to FTAS, Inc.

                  2. FTAS, Inc. agrees to perform and be bound by all of the terms of the Agreement and the obligations and duties of FTAS, LLC thereunder.

                  3. The Agreement shall continue in full force and effect as set forth therein for the remainder of its term.

                  IN WITNESS WHEREOF, the undersigned have executed this Assignment and Assumption Agreement s of the date set forth above.

FRANKLIN TEMPLETON ASSET STRATEGIES, LLC         FRANKLIN TEMPLETON ALTERNATIVE


                                                 STRATEGIES, INC.

By:_____________________________________         By:__________________________
   Name                                             Name
   Title                                            Title



ACKNOWLEDGED:

TEMPLETON INSTITUTIONAL FUNDS, INC.



By:________________________________________
   Barbara J. Green
   Vice President and Secretary